(11) Statement re: Computation of per Share Earnings

V-TWIN HOLDINGS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

===========================================================================================================
                                                                        THREE MONTHS          THREE MONTHS
                                                                       ENDED MAR. 31,        ENDED MAR. 31,
                                                                            2000                  1999
-----------------------------------------------------------------------------------------------------------

Shares Outstanding ..........................................             4,062,833              3,000,000
Weighted average shares outstanding .........................             4,062,833              3,000,000
Net Income (Loss) ...........................................           $  (185,751)           $    (5,000)
Total Net Income (Loss) Available for Common Stockholders' ..           $  (185,751)           $    (5,000)
                                                                        ===========            ===========

Basic and Diluted Earnings (Loss) Per Share:
Earnings (Loss) Per Share ...................................           $     (0.05)           $      0.00
                                                                        ===========            ===========


V-TWIN HOLDINGS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999


============================================================================================================
                                                                         NINE MONTHS           NINE MONTHS
                                                                        ENDED MAR. 31,        ENDED MAR. 31,
                                                                            2000                   1999
------------------------------------------------------------------------------------------------------------

Shares Outstanding ..........................................             4,062,833              3,000,000
Weighted average shares outstanding .........................             4,062,833              3,000,000
Net Income (Loss) ...........................................           $  (433,629)           $   (29,148)
Total Net Income (Loss) Available for Common Stockholders' ..           $  (433,629)           $   (29,148)
                                                                        ===========            ===========

Basic and Diluted Earnings (Loss) Per Share:
Earnings (Loss) Per Share ...................................           $     (0.11)           $     (0.01)
                                                                        ===========            ===========